UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2014

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on May 15, 2014 are as follows.

PROPOSAL 1. ELECTION OF DIRECTORS

	For	Against	Abstentions	Broker Non-Votes
Election of Directors:
Douglas A. Berthiaume	67,949,152	4,132,414	—	3,444,345
Joshua Bekenstein	66,422,605	5,658,961	—	3,444,345
Michael J. Berendt, Ph.D.	61,568,821	10,512,745	—	3,444,345
Edward Conard	68,386,620	3,694,946	—	3,444,345
Laurie H. Glimcher, M.D.	67,548,581	4,532,985	—	3,444,345
Christopher A. Kuebler	71,735,668	345,898	—	3,444,345
William J. Miller	67,395,790	4,685,776	—	3,444,345
JoAnn A. Reed	71,064,692	1,016,874	—	3,444,345
Thomas P. Salice	66,742,033	5,339,533	—	3,444,345

Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	For	Against	Abstentions	Broker Non-Votes

Under the Registrant’s Bylaws, the selection of PricewaterhouseCoopers was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.	74,713,581	748,775	63,555	—

PROPOSAL 3. NON-BINDING VOTE ON EXECUTIVE COMPENSATION

	For	Against	Abstentions	Broker Non-Votes

Advisory Vote on Executive Compensation Matters: Our shareholders approved the non-binding vote on executive compensation	65,728,206	6,241,318	111,925	3,444,462

PROPOSAL 4. APPROVE THE COMPANY’S MANAGEMENT INCENTIVE PLAN

	For	Against	Abstentions	Broker Non-Votes

Our shareholders approved the Company’s Management Incentive Plan, having received more votes “for” than “against.”	69,663,381	2,335,770	82,299	3,444,461

Item 8.01 Other Events

On May 15, 2014, the Board of Directors of the Company authorized the Company to repurchase up to $750,000,000 of its outstanding common stock over a three-year period (the “May 2014 program”). In May 2012, the Company’s Board of Directors had authorized the repurchase of $750,000,000 of its outstanding common stock (the “May 2012 program”) over a two-year period, which expired in May 2014. On May 15, 2014, the Company’s Board of Directors also authorized the extension of the May 2012 program until May 15, 2015, permitting the repurchase of the remaining $221,000,000 under the May 2012 program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: May 16, 2014	By:	/s/ EUGENE G. CASSIS
		Name:	Eugene G. Cassis
		Title:	Corporate Vice President and Chief Financial Officer